EXHIBIT 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Cloudastructure, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Class A and Class B Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	468,276(2)	$3.22(3)	$1,507,848.72	0.00015310	$230.85
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(i)(4)	16,417,498(5)	--	--	--	--
Equity	Class A Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	532,500(6)	$4.65(7)	$2,476,125.00	0.00015310	$379.09
Equity	Class B Common Stock, par value $0.0001 per share	Rule 457(c) and 457(h)	15,949,222(8)	$1.46(7)	$23,285,864.12	0.00015310	$3,565.07

Total Offering Amounts					$27,269,837.84		$4,175.01

Total Fee Offsets							—

Net Fee Due							$4,175.01

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration that increases the number of the Company’s outstanding shares of Class A common stock.

(2)	Represents shares of Class A common stock and Class B common stock that are currently authorized for issuance upon the exercise or settlement of awards under the Cloudastructure, Inc. 2024 Amended and Restated Stock Option Plan (the “Plan”) as of the date of this Registration Statement. The Plan permits the issuance of Class A common stock or Class B common stock, or a combination of those classes of the Company’s common stock. Represents the aggregate amount of such shares reserved for issuance under the Plan.

(3)	For the purpose of computing the registration fee only, the price shown is based upon the price of $3.22 per share, the average of the high and low prices for the Class A Common Stock of the Company as reported in the Nasdaq Global Market on May 20, 2025, in accordance with Rule 457(c) and (h)(1).

(4)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.

(5)	Represents shares of Class A common stock issuable upon conversion of (a) Class B common stock underlying outstanding stock options issued pursuant to the Plan and (b) Class B common stock that may be acquired under awards that are authorized but not yet issued under the Plan.

(6)

Represents shares of Class A common stock issuable upon the exercise of stock options currently outstanding under the Plan. To the extent that any such awards expire, are forfeited, or are otherwise repurchased by the Company subsequent to the date of this Registration Statement, the shares of Class A common stock reserved for issuance pursuant to such awards will become available for issuance as shares of Class A common stock or Class B common stock under the Plan. See footnote 2 above.

(7)

For purposes of calculating the registration fee only, estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, based on the weighted average exercise price of outstanding stock options granted under the Plan.

(8)

Represents shares of Class B common stock issuable upon the exercise of stock options currently outstanding under the Plan. To the extent that any such awards expire, are forfeited, or are otherwise repurchased by the Company subsequent to the date of this Registration Statement, the shares of Class B common stock reserved for issuance pursuant to such awards will become available for issuance as shares of Class A common stock or Class B common stock under the Plan. See footnote 2 above.